Exhibit 32.1

SigmaRenoPro, Inc.

Certification Pursuant to 18 U.S.C. § 1350

Section 906 Certifications

Pursuant to 18 U.S.C. § 1350, as enacted by Section 906 of the Sarbanes-Oxley Act of 2002 (Public Law 107-204), the undersigned, Omar Aamar, the Chief Executive Officer of SigmaRenoPro, Inc., (the "Company"), hereby certify that:

1.     The Company's Quarterly Report on Form 10-Q for the six months ended December 31, 2019, as filed with the U.S. Securities and Exchange Commission on the date hereof (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This Certification is signed on February 12, 2020.

SigmaRenoPro, Inc.

By: /s/ Omar Aamar
Omar Aamar,
Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to SigmaRenoPro, Inc. and will be retained by SigmaRenoPro, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.